                                                                     Exhibit 4.1









                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                         CONGRESS FINANCIAL CORPORATION
                                   AS LENDER,

                               LIGGETT GROUP INC.
                                  AS BORROWER,

                                  100 MAPLE LLC

                                       AND

                               EPIC HOLDINGS, INC.

                           DATED AS OF APRIL 14, 2004

                                TABLE OF CONTENTS

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                                                                                                               PAGE
                                                                                                               ----
SECTION 1.        DEFINITIONS.....................................................................................1


SECTION 2.        CREDIT FACILITIES..............................................................................16

         2.1      Loans..........................................................................................16
         2.2      Letter of Credit Accommodations................................................................17
         2.3      Availability Reserves..........................................................................20
         2.4      Mebane Loan....................................................................................21
         2.5      Existing Loan..................................................................................21

SECTION 3.        INTEREST AND FEES..............................................................................21

         3.1      Interest.......................................................................................21
         3.2      Closing Fee....................................................................................22
         3.3      Servicing Fee..................................................................................23
         3.4      Unused Line Fee................................................................................23
         3.5      Changes in Laws and Increased Costs of Loans...................................................23

SECTION 4.        CONDITIONS PRECEDENT TO THIS AGREEMENT.........................................................25

         4.1      Conditions Precedent to Effectiveness of this Agreement........................................25
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations..........................25

SECTION 5.        GRANT AND PERFECTION OF SECURITY INTEREST......................................................25

         5.1      Grant of Security Interest.....................................................................25
         5.2      Perfection of Security Interests...............................................................27

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................31

         6.1      Borrower's Loan Account........................................................................31
         6.2      Statements.....................................................................................31
         6.3      Collection of Accounts.........................................................................31
         6.4      Payments.......................................................................................32
         6.5      Authorization to Make Loans....................................................................33
         6.6      Use of Proceeds................................................................................34
         6.7      Grant of Irrevocable License...................................................................34
         6.8      Collected Credit Balances......................................................................34
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                                      (i)

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
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
SECTION 7.        COLLATERAL REPORTING AND COVENANTS.............................................................35

         7.1      Collateral Reporting...........................................................................35
         7.2      Accounts Covenants.............................................................................35
         7.3      Inventory Covenants............................................................................37
         7.4      Equipment Covenants............................................................................37
         7.5      Power of Attorney..............................................................................37
         7.6      Right to Cure..................................................................................38
         7.7      Access to Premises.............................................................................38

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................39

         8.1      Corporate Existence; Power and Authority.......................................................39
         8.2      Name; State of Organization; Chief Executive Office; Collateral Locations......................39
         8.3      Financial Statements; No Material Adverse Change...............................................40
         8.4      Priority of Liens; Title to Properties.........................................................40
         8.5      Tax Returns....................................................................................40
         8.6      Litigation.....................................................................................40
         8.7      Compliance with Other Agreements and Applicable Laws...........................................41
         8.8      Environmental Compliance.......................................................................41
         8.9      Employee Benefits..............................................................................41
         8.10     [Reserved].....................................................................................42
         8.11     Intellectual Property..........................................................................42
         8.12     Subsidiaries; Affiliates; Capitalization.......................................................42
         8.13     Labor Disputes.................................................................................43
         8.14     [Reserved].....................................................................................43
         8.15     [Reserved].....................................................................................43
         8.16     Payable Practices..............................................................................43
         8.17     Accuracy and Completeness of Information.......................................................43
         8.18     Consent of Affiliates..........................................................................43
         8.19     Epic Note......................................................................................43
         8.20     Survival of Warranties; Cumulative.............................................................44

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................44

         9.1      Maintenance of Existence.......................................................................44
         9.2      New Collateral Locations.......................................................................44
         9.3      Compliance with Laws, Regulations, Etc.........................................................45
         9.4      Payment of Taxes and Claims....................................................................45
         9.5      Insurance......................................................................................45
         9.6      Financial Statements and Other Information.....................................................46
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................47
         9.8      Encumbrances...................................................................................48
         9.9      Indebtedness...................................................................................49
         9.10     Loans, Investments, Guarantees, Etc............................................................50
         9.11     Dividends and Redemptions......................................................................50
         9.12     Transactions with Affiliates...................................................................50
         9.13     Working Capital................................................................................51
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                                      (ii)

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
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
         9.14     Adjusted Net Worth.............................................................................51
         9.15     Costs and Expenses.............................................................................51
         9.16     Further Assurances.............................................................................52
         9.17     Certain Permitted Transactions.................................................................52

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.................................................................55

         10.1     Events of Default..............................................................................55
         10.2     Remedies.......................................................................................57

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...................................60

         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..........................60
         11.2     Waiver of Notices..............................................................................61
         11.3     Amendments and Waivers.........................................................................61
         11.4     Waiver of Counterclaims........................................................................61
         11.5     Indemnification................................................................................62

SECTION 12.       TERM OF AGREEMENT; MISCELLANEOUS...............................................................62

         12.1     Term...........................................................................................62
         12.2     Notices........................................................................................63
         12.3     Interpretative Provisions......................................................................63
         12.4     Partial Invalidity.............................................................................65
         12.5     Successors.....................................................................................65
         12.6     Participant's Right of Setoff..................................................................65
         12.7     Confidentiality................................................................................65
         12.8     Entire Agreement...............................................................................66

SECTION 13.       ACKNOWLEDGMENT AND RESTATEMENT.................................................................67

         13.1     Existing Obligations...........................................................................67
         13.2     Acknowledgment of Security Interest............................................................67
         13.3     Existing Agreements............................................................................67
         13.4     Restatement....................................................................................67

                                     (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


                    Exhibit A        Information Certificate

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Amended and Restated Loan and Security Agreement dated as of April 14, 2004 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender"), Liggett Group Inc., a Delaware corporation ("Borrower"), 100 Maple LLC, a Delaware limited liability company ("Maple") and Epic Holdings Inc., a Delaware corporation (this "Agreement").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated March 8, 1994 (as amended, the "Existing Loan Agreement") pursuant to which Lender loans and makes certain financial accommodations to Borrower;

         WHEREAS, Borrower and Lender wish to amend and restate the Existing Loan Agreement to incorporate various amendments thereto and to extend the term thereof, without amending or altering the effect of any of the consents, approvals or waivers granted by Lender prior to the date hereof; and

         WHEREAS, Lender is willing to enter into this Agreement on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-thousandth (1/1000) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference

Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis (with the exception of leaf tobacco inventory which shall be calculated on an average cost basis), after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) PLUS (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

         1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         1.5 "April 2003 Amendment" shall mean the Amendment to Financing Agreements executed by and between Borrower and Lender on or about April 15, 2003.

         1.6 "Availability Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or its value, or (ii) the assets, business or prospects of Borrower or Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or
(b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in
Section 2.2 hereof or (d) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default.

         1.7 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.8 "Borrowing Base Block" shall mean (a) during the period commencing on January 1 and continuing through and including April 14 of each year, $4,000,000, (b) during the period commencing on April 15 and continuing through and including June 15 of each year, $2,500,000, (c) during the period commencing on June 16 and continuing through and including July 15 of each year, $3,000,000 and (d) during the period commencing on July 16 and continuing through and including December 31 of each year, $4,000,000.

         1.9 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Lender is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.10 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.11 "Cash Collateral" shall have the meaning ascribed to such term in any Cash Collateral Agreement.

         1.12 "Cash Collateral Agreement" shall mean any Cash Collateral Pledge Agreement between Guarantor and Lender, as from time to time delivered to Lender, substantially in the form of the Cash Collateral Agreement delivered by Guarantor to Lender pursuant to the April 2003 Amendment, as any such agreement may be from time to time amended, supplemented, renewed, restated, extended or replaced.

         1.13 "Class B Interest" shall mean the "Class B Redeemable Nonvoting Interest" as such term is defined in the Philip Morris Agreement.

         1.14 "Class B Option" shall have the meaning assigned to it in the Philip Morris Agreement.

         1.15 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.16 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.17 "Collected Credit Balance" shall have the meaning assigned to it in Section 6.8(a) hereof.

         1.18 "Deed of Trust" shall have the meaning assigned to it in the Mebane Note.

         1.19 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrower and such other terms and conditions as Lender may require.

         1.20 "Designated Percentage" shall mean the amount (to be expressed as a percentage) determined from time to time by multiplying 0.85 by the following quotient: (a) the net orderly liquidation value of Eligible Inventory consisting of leaf tobacco as indicated by the most recent appraisal report thereof rendered from time to time pursuant to Section 7.3(d) hereof DIVIDED BY (b) Borrower's Eligible Cost (as that term is used and reported in the most recent appraisal report rendered from time to time pursuant to Section 7.3(d) hereof; it being understood that for purposes hereof, "Eligible Cost" shall have the meaning set forth in, and shall be calculated using the method of calculation thereof that is employed, in the appraisal reports delivered prior to the date of this Agreement) of Eligible Inventory consisting of leaf tobacco as reflected on the books and records of Borrower maintained by Borrower in good faith; provided that as of the date of this Agreement, the Designated Percentage shall be sixty percent (60%).

         1.21 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and bona fide sale and shipment of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which sale and shipment are completed in all material respects in accordance with the terms and provisions contained in any documents related thereto;

                  (b) such Accounts, other than those set forth in Section 1.19(k) below, are not unpaid more than the earlier of ninety (90) days after the invoice date or forty-five (45) days after the due date of the original invoice for them;

                  (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

                  (d) such Accounts do not arise from sales on consignment, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (it being understood that the right of an account debtor to return goods to Borrower in the ordinary course of Borrower's business consistent with past practices shall not constitute "consignment, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent");

                  (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such

Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

                  (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                  (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts not affected by such counterclaim, defense, dispute or right of setoff may still be deemed Eligible Accounts);

                  (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                  (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent, family member or Affiliate of Borrower;

                  (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, (i) such Account results from sales in the ordinary course of business to the United States military which arise from only military purchase orders or, in any other case, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender and (ii) such Accounts are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them;

                  (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which are reasonably likely to result in any material adverse change in any such account debtor's financial condition;

                  (m) such Accounts of a single account debtor or its Affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

                  (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than forty-five (45) days after the due date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined in good faith by Lender from time to time after Lender has given notice thereof to Borrower (but the portion of the Accounts in excess of such credit limit arising prior to such notice or not in excess of such credit limit may still be deemed Eligible Accounts); and

                  (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in good faith (and Lender agrees to use its best efforts to give notice to Borrower of any account debtor so deemed not to be creditworthy).

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith on ten (10) days prior notice by Lender to Borrower. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.22 "Eligible Inventory" shall mean Inventory consisting of finished goods (including any such goods which are reflected in Borrower's books and records, in accordance with its accounting practices in effect on the date hereof, as finished goods and manufactured stock) held for resale in the ordinary course of the business of Borrower and raw materials for such finished goods (including, without limitation, leaf tobacco) which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) spare parts for equipment; (c) packaging and shipping materials; (d) supplies used or consumed in Borrower's business; (e) Inventory at premises other than those owned and controlled by Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (f) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (j) returned, damaged and/or defective Inventory; and (k) Inventory purchased or sold on consignment. In addition, Eligible Inventory shall not include any Inventory which bears the brand-names "Chesterfield", "Lark" or "L&M" (including any variation or product line extension thereof and any derivative pertaining thereto) and any Inventory consisting of leaf tobacco used exclusively in connection with the manufacture by Borrower of finished goods for Vector Tobacco Inc. together with any finished goods manufactured by Borrower for Vector Tobacco Inc. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith on ten (10) days prior notice by Lender to Borrower. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.23 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Obligor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety,
(b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.24 "Epic" shall mean Epic Holdings Inc., a Delaware corporation, and its successors and assigns.

         1.25 "Epic Loan" shall mean, collectively, the loans in the aggregate outstanding principal amount of $190,459,767 made by Epic to Borrower on or about May 24, 1999.

         1.26 "Epic Note" shall mean the 13.34% Subordinated Promissory Note due 2009 in the original principal amount of $340,459,767 of Borrower payable to Epic consolidating, restating and evidencing the $150,000,000 remaining outstanding principal balance of the loans made by Eve to Borrower, which loans have been transferred by Eve to Epic, and the Epic Loan, dated on or about May 24, 1999.

         1.27 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.29 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Obligor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.30 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $100,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $100,000.

         1.31 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-thousandth (1/1000th) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of Borrower.

         1.32 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.33 "Eve" shall mean Eve Holdings Inc., a Delaware corporation, and its successors and assigns.

         1.34 "Eve Sub" shall mean a wholly-owned special purpose Subsidiary of Eve.

         1.35 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.36 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Loans available to Borrower as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, PLUS (ii) the aggregate amount of all trade payables owed to suppliers of Borrower which are more than sixty (60) days past due as of such time.

         1.37 "Existing Loan Agreement" shall have the meaning assigned to it in the Recitals hereof.

         1.38 "Existing Term Loan" shall mean the term loan under the Mebane
Note.

         1.39 "Financing Agreements" shall mean, collectively, this Agreement, the Deed of Trust and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, mortgages, deeds of trust, intercreditor agreements, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

         1.40 "Funding Bank" shall have the meaning set forth in Section 3.5(a) hereof.

         1.41 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.13 and 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.42 "G.D. Sale/Leaseback" shall mean the sale by Borrower of its G.D. X2 NV Packing Machine having Serial Number 931171610 to VGR Holding Inc. (formerly BGLS Inc.), the assumption by VGR Holding Inc. (formerly BGLS Inc.) of all obligations of Borrower to the vendor of such machine and the simultaneous lease of such machine by VGR Holding Inc. (formerly BGLS Inc.) to Borrower for an initial term of three years, as extended from time to time, at a monthly rent not to exceed $50,000 during the term of the lease.

         1.43 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.44 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.45 "Indenture" shall mean the Indenture, dated as of February 14, 1992, among Borrower, the "Guarantors" named therein and Bankers Trust Company, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         1.46 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto, as such Information Certificate may be amended, modified or supplemented from time to time.

         1.47 "Intellectual Property" shall mean all of Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

         1.48 "Interest Equivalent" shall have the meaning assigned to it in
Section 6.8(a) hereof.

         1.49 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.50 "Interest Rate" shall mean,

                  (a) Subject to clause (b) of this definition below:

                           (i) as to Prime Rate Loans, a rate equal to one (1%)
percent per annum in excess of the Prime Rate,

                           (ii) as to Eurodollar Rate Loans, a rate equal to
three and one-half (3.50%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower, as in effect three (3) Business Days after the date of receipt by Lender of the request of or on behalf of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

                  (b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of four and one-half (4.50%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of seven (7%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,

(i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Loans to Borrower at any time outstanding in excess of the lending formulas set forth in Section 2.1(a) or the Maximum Credit (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.51 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work-in-process, finished goods or materials used or consumed in its business.

         1.52 "Investment Property Control Agreement" shall mean an agreement in writing delivered at Lender's request pursuant to Section 5.2, in form and substance satisfactory to Lender, by and among Lender, Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, and including such other terms and conditions as Lender may require.

         1.53 "Junior Creditor Agreements" shall have the meaning assigned to it in the Subordination Agreement.

         1.54 "Junior Creditor Notice" shall have the meaning assigned to it in the Subordination Agreement.

         1.55 "Leaf Tobacco Sublimit" shall mean Eighteen Million Dollars ($18,000,000), except that (a) during the period beginning on April 15 and continuing through and including June 15, the Leaf Tobacco Sublimit shall be Twenty-Five Million Dollars ($25,000,000) and (b) during the period beginning on June 16 and continuing through and including July 15, the Leaf Tobacco Sublimit shall be Twenty Million Dollars ($20,000,000).

         1.56 "Lender Payment Account" shall mean account no. 5000000030279 of Lender at Wachovia Bank, National Association or such other account of Lender as Lender may from time to time designate to Borrower as the Lender Payment Account for purposes of this Agreement.

         1.57 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

         1.58 "Liggett Agreement" shall mean that certain Sales, Marketing and Distribution Agreement dated September 30, 2002 by and between Borrower and Liggett Vector Brands Inc.

as amended by that certain First Amendment to Sales, Marketing and Distribution Agreement, dated December 30, 2003 by and between Borrower and Liggett Vector Brands Inc.

         1.59 "License Agreements" shall have the meaning assigned in Section
9.12 hereof.

         1.60 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.61 "Maple Guarantee" shall have the meaning assigned to it in Section 9.17(j)(ii) hereof.

         1.62 "Maple Obligations" shall have the meaning assigned to it in
Section 9.17(j)(i) hereof.

         1.63 "Maple Transactions" shall mean, collectively, the organization by Borrower of 100 Maple, the purchase by Maple of the Mebane Premises, the Mebane Loan and the Mebane Lease.

         1.64 "Maximum Credit" shall mean the amount of $50,000,000 minus the outstanding and unpaid principal amount of the loan or loans made by Lender to Maple.

         1.65 "Mebane Lease" shall mean the lease by Maple to Borrower of the Mebane Premises.

         1.66 "Mebane Loan" shall mean the borrowing by Maple from Lender of the sum of $5,040,000 for payment of part of the purchase price paid by Maple for the Mebane Premises and which is secured by a first mortgage and lien in favor of Lender on the Mebane Premises.

         1.67 "Mebane Note" shall mean the Amended and Restated Term Promissory Note dated June 29, 2001 executed by Maple in favor of Lender, as the same may be amended, supplemented, renewed, extended or replaced from time to time..

         1.68 "Mebane Premises" shall mean the land, buildings, fixtures and other improvements at 100 Maple Lane, Mebane, North Carolina;

         1.69 "Medallion Guarantee" shall mean the guarantee by Borrower of the obligations of VGR Acquisition Inc., an affiliate of Borrower, which subsequently merged into Vector Tobacco Inc., arising under the Medallion Transaction, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

         1.70 "Medallion Transaction" shall mean those certain promissory notes executed and delivered by VGR Acquisition Inc. in connection with the purchase by VGR Acquisition Inc. of the outstanding capital stock of The Medallion Company, Inc. and certain assets from Gary Hall.

         1.71 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

         1.72 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes billed to the account debtor as such and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto, including, without limitation, accrued promotional reserves (including coupon and sticker programs, if any), shelving accruals, competitive incentives, profit rebates, and other items representing potential offsets against Accounts, as determined by Lender in good faith.

         1.73 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before. during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect. absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

         1.74 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.75 "Order" shall mean the Stipulation and Agreed Order Regarding Stay of Execution Pending Review and Related Matters entered on May 7, 2001 in Case No. 94-08273 CA 22 in the Circuit Court of the Eleventh Judicial Circuit in and for Dade County Florida.

         1.76 "Participant" shall mean any person which at any time participates with Lender in respect of the Loan, the Letter of Credit Accommodations or other Obligations or any portion thereof.

         1.77 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.78 "Philip Morris" shall mean Philip Morris Incorporated.

         1.79 "Philip Morris Agreement" shall mean the letter agreement dated November 20, 1998 among Philip Morris, Brooke Group Holding Inc. (formerly known as Brooke Group Ltd.), Liggett & Myers, Inc. and Borrower and the Definitive Term Sheet annexed thereto.

         1.80 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.81 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.82 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.83 "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Lender or Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         1.84 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.85 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts or Inventory of Borrower.

         1.86 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data, in each case to the extent relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.87 "Reference Bank" shall mean Wachovia Bank, National Association or its successors, or such other bank as Lender may from time to time designate.

         1.88 "Seasonal Period" means the period commencing on April 15 and continuing through and including June 15 of each year.

         1.89 "Subordination Agreement" shall mean that certain subordination agreement dated as of April 29, 2002 among Lender, The Bank of New York, as collateral agent for the holders of the 10% Senior Secured Notes due March 31, 2006 of VGR Holding, Inc. (formerly BGLS Inc.) and consented to by Borrower.

         1.90 "Subsidiary" or "subsidiary" shall mean any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly by any Person, any Subsidiary of such Person, or any Subsidiary of such Subsidiary.

         1.91 "Supplemental Availability Amount" shall mean $0.

         1.92 "Supplemental Availability Limit" shall mean $0.

         1.93 "Twelve Million Dollar VGR Contribution" shall mean the capital contribution in the amount of twelve million dollars ($12,000,000) made by VGR Holding Inc. (formerly BGLS Inc.) to Borrower.

         1.94 "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

         1.95 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis (except that Inventory consisting of leaf tobacco shall be computed on an average cost basis) in accordance with GAAP or (b) market value.

         1.96 "Vector Agreements" shall mean, collectively, (a) that certain Sales, Marketing and Distribution Agreement dated September 30, 2002 by and between Liggett Vector Brands Inc. and Vector Tobacco Inc., as amended, (b) Contract Manufacturing Agreement dated as of January 2, 2005 by and between Borrower and Vector Tobacco Inc., (c) Trademark Assignments dated as of January 1, 2004 by Eve to and in favor of Vector Tobacco Inc., (d) Asset Purchase Agreement dated as of January 1, 2004 by and between Eve and Vector Tobacco Inc. and (e) Promissory Note dated January 1, 2004 made by Vector Tobacco Inc. and payable to Eve.

         1.97 "VGRH Guarantee" shall mean the guarantee by Borrower of the obligations of VGR Holding Inc. (formerly BGLS Inc.), an affiliate of Borrower, arising under the VGRH Transaction, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

         1.98 "VGRH Transaction" shall mean certain financing arrangements between VGR Holding Inc. (formerly BGLS Inc.), an affiliate of Borrower, and entities affiliated with Trust Company of the West.

         1.99 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), excluding deferred taxes, calculating the book value of inventory for this purpose on a first-in-first-out basis (except that inventory consisting of leaf tobacco shall be computed on an average cost basis), and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP); PROVIDED, THAT, as to Borrower, for purposes of Section 9.13, the following shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP): the liabilities of Borrower and its subsidiaries to Lender under this Agreement.

SECTION 2. CREDIT FACILITIES

         2.1 LOANS.


                  (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                           (i) the lesser of: (A) eighty-five percent (85%) of
the Net Amount of Eligible Accounts, or (B) $20,000,000 PLUS

                           (ii) the lesser of: (A) the sum of eighty percent
(80%) (or during the Seasonal Period, 85%) of the Value of Eligible Inventory consisting of packaged cigarettes (whether reflected in Borrower's books and records, in accordance with its accounting practices in effect on the date hereof, as finished goods or manufactured stock) PLUS the lower of the Designated Percentage of the Value of Eligible Inventory consisting of leaf tobacco or the Leaf Tobacco Sublimit at such time PLUS zero percent (0%) of the Value of Eligible Inventory consisting of raw materials, other than leaf tobacco, for the manufacture of cigarettes, or (B)$40,000,000 (except that during the Seasonal Period, such amount shall be $45,000,000), LESS

                           (iii) any Availability Reserves; LESS

                           (iv) the Borrowing Base Block; PLUS

                           (v) the Supplemental Availability Amount not to
exceed the Supplemental Availability Limit.

                  (b) Except in Lender's discretion, the aggregate amount of Loans to be made against the respective categories of Eligible Inventory, consisting of finished goods (including any such goods which are reflected in Borrower's books and records, in accordance with its accounting practices in effect on the date hereof, as finished goods and manufactured stock), leaf tobacco and other raw materials, pursuant to the lending formulas set forth in
Section 2.l(a)(ii) above, shall not exceed eight-five percent (85%) of the orderly liquidation values of all such combined categories of Eligible Inventory, assuming an orderly liquidation sale within ninety (90) days, as indicated by appraisal reports rendered from time to time pursuant to Section 7.3(d).

                  (c) Lender may, in its discretion, from time to time, upon not less than ten (10) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash or items which are deducted in determining the Net Amount of Eligible Accounts to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably I anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the Value of the Eligible Inventory, or any category thereof, has decreased, or (C) the mix among Eligible Inventory of premium brands mass sell generic/private label and military categories of packaged cigarettes has materially changed from that existing on March 31, 2004 if such change shall be deemed in good faith by Lender to adversely affect the Collateral, or (D) the nature and quality of the Inventory has materially deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

                  (d) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstances or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2 LETTER OF CREDIT ACCOMMODATIONS.

                  (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender, Borrower and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

                  (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to two percent (2%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided that if any of the Letter of Credit Accommodations have expired with any amount remaining unpaid thereunder, such Letter of Credit Accommodation shall continue to be included in the daily outstanding balance of the Letter of Credit Accommodations for purposes of calculating such letter of credit fee until the earlier of (i) the payment under the Letter of Credit Accommodation of all amounts which were unpaid upon its expiration date or (ii) a period of thirty
(30) days after the stated expiration date of such Letter of Credit Accommodation. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

                  (c) Borrower shall give Lender two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

                  (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance reasonably satisfactory to such proposed issuer and Lender, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be reasonably satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Availability Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory consisting of leaf tobacco Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred percent (100%) minus the then applicable percentage with respect to Eligible Inventory consisting of leaf tobacco set forth in Section 2.1(a) multiplied by the Value of such Eligible Inventory, plus
(2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

                  (e) Except in Lender's discretion, (i) the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $5,000,000 and (ii) the amount of all outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed: (A) $30,000,000 minus (B) the amount of the then outstanding Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii) hereof. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(d) to the extent of such cash collateral.

                  (f) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, other than any such loss, claim, damage, liability, cost or expense resulting only from the gross negligence or willful misconduct of Lender. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any good subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (h) So long as no Event of Default exists or has occurred and is continuing, Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Lender's consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

                  (i) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any reasonable interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower.

                  (j) At any time an Event of Default exists or has occurred and is continuing, Lender shall have the right and authority to, and Borrower shall not, without the prior written consent of Lender, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders,
(iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

                  (k) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

         2.3 AVAILABILITY RESERVES. All Loans otherwise available to Borrower pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

         2.4 MEBANE LOAN. Lender has made the Mebane Loan to Maple, which loan is secured by a first mortgage and lien in favor of Lender on the Mebane Premises and all guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Maple or any other party in connection therewith, and is entitled to all of the benefits and rights of this Agreement, which loan shall be repaid according to the terms of the Mebane Note. From and after March 1, 2004, Maple shall be required to make the regularly scheduled principal installments as set forth in the Mebane Note commencing with March 1, 2004. Any regularly scheduled principal installments not made during the period commencing on September 1, 2002 and continuing through and including March 1, 2004 shall be repaid with the final principal installment due under the Mebane Note. Nothing contained herein shall be deemed to be a waiver or discharge of any indebtedness due under the Mebane Note and notwithstanding the foregoing, all regularly scheduled payments of interest shall be due and payable under the Mebane Note in accordance with its terms as of September 1, 2002. Upon the occurrence of an Event of Default or if this Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Lender hereunder, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Lender may, at its option, declare all amounts owing under the Mebane Note to be due and payable, whereupon the then unpaid balance of the Mebane Note, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable interest rate set forth in the Mebane Note until the indebtedness evidenced by the Mebane Note is paid in full, plus the costs and expenses of collection of the Mebane Note, including but not limited to, attorneys' fees and legal expenses.

         2.5 EXISTING LOAN. All outstanding Loans under the Existing Loan Agreement as of the date hereof shall be deemed to be outstanding hereunder as of the date hereof.

SECTION 3. INTEREST AND FEES

         3.1 INTEREST.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

                  (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar

Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iii) no more than four (4) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, (v) the maximum amount of the Eurodollar Rate Loans in the aggregate at any time requested by Borrower shall not exceed the amount equal to ninety (90%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender in good faith (but with no obligation of Lender to make such Loans), and (vi) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by or on behalf of Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 CLOSING FEE. Borrower shall pay to Lender as a closing fee the amount of $500,000, which shall be fully earned as of the date hereof. The closing fee shall be paid in five (5) installments of $100,000 each to be made on (a) the date hereof, (b) 6 months after the date hereof, (c) 12 months after the date hereof, (d) 18 months after the date hereof and (e) 24 months after the date hereof.

         3.3 SERVICING FEE. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $10,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-quarter of one percent (.25%) per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5 CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Lender and shall be conclusive, absent manifest error.

                  (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

                  (d) Borrower shall indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT TO THIS AGREEMENT

         4.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. Each of the following is a condition precedent to Lender entering into this Agreement:

                  (a) All requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (b) Lender shall have received payment of that portion of the closing fee that is required to be paid on the date hereof pursuant to Section 3.2; and

                  (c) The other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making any future Loans and/or providing Letter of Credit Accommodations to Borrower:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto (except as to those representations and warranties expressly made as of a specified earlier date, in which case they shall be true and correct as of such earlier date); and

                  (b) no Event of Default, and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing, on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 GRANT OF SECURITY INTEREST. To secure payment and performance of all Obligations, Borrower hereby grants to Lender, and confirms, reaffirms and restates its prior grant to Lender of, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all personal and real property and fixtures and interests in property and fixtures of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"), including:

                  (a) all Accounts arising from the sale or other disposition of Inventory;

                  (b) all general intangibles, including, without limitation, Intellectual Property, owned, arising in connection with, relating to, or constituting identifiable proceeds of, any of the Accounts that constitute Collateral, any of the Inventory or any of the other Collateral;

                  (c) all Inventory;

                  (d) all chattel paper (including all tangible and electronic chattel paper), in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts that constitute Collateral, any Inventory or any of the other Collateral;

                  (e) all instruments (including all promissory notes), in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts that constitute Collateral, any Inventory or any of the other Collateral;

                  (f) all documents arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts that constitute Collateral, any Inventory or any of the other Collateral;

                  (g) all deposit accounts;

                  (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights, in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts that constitute Collateral, any Inventory or any of the other Collateral;

                  (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables arising from the sale or other disposition of Inventory or any of the other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables arising from the sale or other disposition of Inventory or any of the other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), in each case arising in connection with or related to, or constituting identifiable proceeds of any Collateral and
(ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise (including, without limitation, any Cash Collateral at any time held by Lender);

                  (k) all commercial tort claims, including, without limitation, those identified in the Information Certificate, in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts that constitute Collateral, any Inventory or any of the other Collateral;

                  (l) to the extent not otherwise described above, all Receivables arising from the sale or other disposition of Inventory or of any other Collateral;

                  (m) all Records; and

                  (n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         As used herein, "Collateral" shall not include (i) any of Borrower's Real Property other than the Mebane Premises, (ii) any of Borrower's Equipment,
(iii) any of Borrower's Intellectual Property, or (iv) any proceeds of such assets and property that are excluded from Collateral.

         Notwithstanding anything to the contrary contained in this Section 5.1, effective upon the occurrence and during the continuance of an Event of Default, Borrower shall be deemed to have granted to Lender, and Lender shall at all times have, the non-exclusive right and license to use all of Borrower's Intellectual Property in connection with Lender's exercise of any of its rights and remedies with respect to such Event of Default, including, without limitation, the right to use such Intellectual Property in connection with the conversion of any raw materials and work-in-process into finished Inventory and the sale of any and all Inventory, in each case without the consent of Borrower and without any obligation of Lender to pay royalties or other compensation to Borrower in connection with any such use of Borrower's Intellectual Property.

         5.2 PERFECTION OF SECURITY INTERESTS.

                  (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. Except as permitted by the Uniform Commercial Code, in no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

                  (b) In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof that constitutes Collateral, Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that constitute Collateral that Borrower may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, Borrower shall, or Lender may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) that constitutes Collateral, Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth on Schedule 5.2 of the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

                  (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property that constitutes Collateral, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof that constitutes Collateral, in each case except as set forth in the Information Certificate.

                           (i) In the event that Borrower shall be entitled to
or shall at any time after the date hereof hold or acquire any certificated securities that constitute Collateral, Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities that constitute Collateral, now or hereafter acquired by Borrower, are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

                           (ii) Borrower shall not, directly or indirectly,
after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary, if any investment property constituting Collateral has been credited or will be credited to, or is or will be on deposit, in such account, unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

                  (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument that constitutes Collateral as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument that constitutes Collateral, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Lender thereof in writing. Borrower shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) Borrower has no commercial tort claims that constitute Collateral as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims that constitute Collateral, Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and
(ii) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any such commercial tort claim described therein that constitutes Collateral shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim that constitutes a part of the Collateral. In addition, Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

                  (h) Borrower does not have any goods or documents of title that constitute Collateral or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers (except for goods or documents of title that constitute Collateral or other tangible Collateral located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods or other Collateral), Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

                  (i) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, and (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3 COLLECTION OF ACCOUNTS

                  (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables that constitute Collateral and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. At Lender's option, Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control

Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become bank's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith. Borrower shall cause all funds received or deposited into the Blocked Accounts to be transferred each Business Day to the Lender Payment Account. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables that constitute Collateral, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations. Notwithstanding anything to the contrary contained in this Section 6.3(a), Lender agrees that, in the event Lender and Borrower are unable to agree with Reference Bank, within thirty (30) days subsequent to the date hereof, regarding the terms and conditions of a new Depository Account Control Agreement with respect to Borrower's Blocked Accounts located at Reference Bank, to replace the existing blocked account agreement previously executed with respect to such Blocked Accounts among Reference Bank , Lender and Borrower, then Lender shall accept such existing blocked account agreement for purposes of this
Section 6.3(a) with respect to Borrower's Blocked Accounts at Reference Bank.

                  (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Lender Payment Account. For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Lender Payment Account. if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not. then on the next Business Day.

                  (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 PAYMENTS.

                  (a) All Obligations shall be payable to the Lender Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Subject to the other terms and conditions contained herein, Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal then due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights in or the use of such Collateral.

                  (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower maintained by Lender. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

         6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone reasonably believed by Lender to be an approved officer of Borrower or other person authorized to act on behalf of Borrower pursuant to this Agreement or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement

         6.6 USE OF PROCEEDS. On the effective date of this Agreement, Lender is authorized and directed to fund an amount of the Loans to pay all costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

         6.7 GRANT OF IRREVOCABLE LICENSE. At any time or times that an Event of Default exists or has occurred and is continuing, Lender shall have an irrevocable license to have access to and use all media, computers, computer peripherals, storage units, file cabinets and other containers in which the books, records and other information relating to the Collateral may be stored or compiled and such irrevocable license shall continue without charge for as long as Lender deems reasonably necessary.

         6.8 COLLECTED CREDIT BALANCES.

                  (a) In connection with the financing arrangements between Lender and Borrower, Borrower may from time to time maintain a credit balance in its loan account with Lender. To the extent of the outstanding daily amount of such credit balance received by Lender in immediately available funds and then held by Lender (a "Collected Credit Balance"), Lender shall credit the loan account of Borrower as hereafter provided in an amount equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate on such Collected Credit Balance (the "Interest Equivalent"); PROVIDED, THAT, no such credit to Borrower's loan account will be made by Lender in respect of the amount of such Collected Credit Balance in excess of $10,000,000.

                  (b) Such Interest Equivalent on the Collected Credit Balance shall be credited thereto monthly on the first day of each month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed, so long as no Event of Default shall exist or have occurred. The Prime Rate used to calculate such Interest Equivalent shall increase or decrease by an amount equal to such increase or decrease in such Prime Rate effective on the first day of the month after any change in such Prime Rate is announced, based on the Prime Rate in effect on the last day of the month in which any such change occurs.

                  (c) Notwithstanding anything to the contrary set forth in
Section 6.3(b) hereof, for each day on which Borrower maintains a Collected Credit Balance, all payments and other funds for which Lender has received immediately available funds in the Lender Payment Account prior to 2:00 P.M., New York City time on such date will be applied (conditional upon final collection) on such date, or on the next Business Day if not received at or before such time, for purposes of calculating Interest Equivalent on the Collected Credit Balance.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts and sales reports; (b) on a monthly basis or more frequently as Lender may request, (i) actual inventory reports,
(ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements,
(ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrower; (d) agings of accounts receivable on a weekly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 ACCOUNTS COVENANTS.

                  (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims in excess of $250,000 by any account debtor, or any disputes involving amounts in excess of $250,000 with an account debtor, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with its practices and policies. So long as no Event of Default exists or has occurred and is continuing, Borrower shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option. have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Borrower shall promptly report to Lender any return of Inventory by an account debtor having a sales price in excess of $250,000. At any time that Inventory is returned, reclaimed or repossessed, the related Account (or portion thereof relating specifically to such return) shall not be deemed an Eligible Account In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender; (ii) segregate all returned Inventory from all of its other property;
(iii) dispose of the returned Inventory solely according to Lender's instructions; and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with its practices and policies, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

                  (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations (other than to the extent that any proceeds in respect of such compromise, settlement or adjustment are applied to the payment of the Obligations), (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, and quantity of Inventory. Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrower shall, at its expense, no more than twice in any calendar year (but any time or times as Lender may request on or after an Event of Default), deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by Daley-Hodkin Appraisal Corporation or other appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall keep the Inventory in good and marketable condition; and (h) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment.

         7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a) Borrower will, and will cause each Subsidiary to, keep all of the Equipment that is useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (b) Borrower will, and will cause each Subsidiary to, maintain or cause to be maintained with responsible insurance companies such insurance coverage with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of Lender, furnish to Lender at reasonable intervals a certificate of an authorized officer on behalf of Borrower setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this
Section 7.4 and Section 9.5 hereof; and (c) Borrower shall not sell or remove any Equipment from the locations set forth or permitted herein, which sale or removal would have a material adverse affect on the manufacturing operations of Borrower.

         7.5 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral,
(ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower; PROVIDED, THAT, Borrower will be notified by Lender and Borrower, at its option, may be present at any time that Lender exercises its right to open mail as provided herein and Lender shall return any mail to Borrower which does not include a payment or other collection or otherwise relate to the Collateral, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment relating to the Collateral or Proceeds, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment relating to the Collateral or Proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto relating to the Collateral. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 RIGHT TO CURE. If in Lender's good faith judgment, Lender deems it necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto, Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower relating to the Collateral,
(b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any other act related to the foregoing. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

         8.1 CORPORATE EXISTENCE; POWER AND AUTHORITY. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower, except as created or otherwise permitted by this Agreement. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that enforcement of certain rights and remedies may be limited by the provisions of the United States Bankruptcy Code, as amended from time to time, or other laws affecting the rights of creditors generally.

         8.2 NAME; STATE OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS.

                  (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement. Borrower has not, during the five years immediately prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                  (b) Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower or accurately states that Borrower has none and accurately sets forth the federal employer identification number of Borrower.

                  (c) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 in the Information

Certificate. Such Schedule 8.2 correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

         8.3 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 in the Information Certificate and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 in the Information Certificate or permitted under Section 9.8 hereof.

         8.5 TAX RETURNS. Borrower has filed, or caused to be filed, in a timely manner (or extended by Borrower in good faith) all Federal, State and local income tax, withholding tax, excise tax and other material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all Federal, State and local income tax, withholding tax, excise tax and other material taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which, to the extent required by GAAP, adequate reserves have been set aside on its books and such taxes are not a lien on the Collateral. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. Except as set forth in Schedule 8.6 in the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which, in the case of any of the foregoing, is reasonably likely to be adversely determined against Borrower and is reasonably likely to result in a material adverse change in the assets, business or prospects of Borrower or is reasonably likely to impair the ability of Borrower to perform its obligations hereunder or under any of the other

Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.7 COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

         8.8 ENVIRONMENTAL COMPLIANCE.

                  (a) Except as set forth on Schedule 8.8 in the Information Certificate, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) Except as set forth on Schedule 8.8 in the Information Certificate, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects, in any material respect, Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

                  (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower has all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9 EMPLOYEE BENEFITS.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or has a pending request for a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, which is reasonably likely to be adversely determined against Borrower and is reasonably likely to result in a material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.10 [RESERVED].

         8.11 INTELLECTUAL PROPERTY. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.

         8.12 SUBSIDIARIES; AFFILIATES; CAPITALIZATION.

                  (a) Borrower does not have any direct or indirect Subsidiaries and is not engaged in any joint venture or partnership except as set forth in
Schedule 8.12 in the Information Certificate.

                  (b) Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 in the Information Certificate as being owned by Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

                  (c) The issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by the persons listed on
Schedule 8.12 in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender prior to the date hereof.

         8.13 LABOR DISPUTES.

                  (a) Set forth on Schedule 8.13 in the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower, in each case that has resulted in, or could reasonably be expected to result in, a material adverse change with respect to Borrower.

         8.14 [RESERVED].

         8.15 [RESERVED].

         8.16 PAYABLE PRACTICES. Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.17 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information in the Information Certificate, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.

         8.18 CONSENT OF AFFILIATES. The provisions of Section 9.17 hereof and the other Sections of this Agreement referred to therein do not conflict with any agreement between Borrower and any Affiliate, including, without limitation, VGR Holding Inc. (formerly BGLS Inc.), and do not require the consent of any Affiliate in order to be valid.

         8.19 EPIC NOTE. No principal payments are due and payable under the Epic Note prior to May 24, 2009.

         8.20 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE.

                  (a) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted; PROVIDED, HOWEVER, that Borrower shall not be required to preserve, renew or keep in full force and effect any such right, franchise, permit, license, trademark, tradename, approval authorization, lease or contract, or the corporate existence of any Subsidiary (other than an Obligor), if in the judgment of the board of directors of Borrower, (i) such preservation or existence is not desirable in the conduct of business of Borrower and the Subsidiaries taken as a whole and (ii) the loss thereof or the dissolution of such Subsidiary is not adverse in any material respect to Lender or the Collateral.

                  (b) Borrower shall not change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available. Any change made pursuant to this Section 9.1(b) shall be deemed an amendment to the Information Certificate.

                  (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure. Any change made pursuant to this Section 9.1(c) shall be deemed an amendment to the Information Certificate.

         9.2 NEW COLLATERAL LOCATIONS. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements. Any change made pursuant to this Section 9.2 shall be deemed an amendment to the Information Certificate.

         9.3 COMPLIANCE WITH LAWS, REGULATIONS, ETC. Borrower shall and shall cause each of its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal State or local governmental authority applicable to it.

         9.4 PAYMENT OF TAXES AND CLAIMS. Borrower shall and shall cause each of its Subsidiaries to, duly pay and discharge all Federal State and local income taxes, withholding taxes, excise taxes and other material taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which, to the extent required by GAAP, adequate reserves have been set aside on its books and such taxes are not a lien upon the Collateral. Borrower shall provide Lender with evidence, upon Lender's request, immediately upon payment or filing thereof and in any event on or prior to the due date thereof, that all Federal, State and local excise and ad valorem taxes on or with respect to its Inventory or the sale, transfer, withdrawal, movement or other event or condition giving rise to any such tax, have been paid and all required returns and reports duly filed when due. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 INSURANCE. Borrower shall, and shall cause each of its Subsidiaries to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited financial statements and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within one hundred five (l05) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, unaudited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be PricewaterhouseCoopers LLP or any other of the four largest independent accounting firms in the United States selected by Borrower that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended. Concurrently with the delivery of the financial statements referred to in Section 9.6(a)(i), Borrower shall deliver to Lender any amendments, modifications or supplements to Schedules 5.2, 8.2, 8.12 and 8.13 of the Information Certificate.

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish to Lender copies of all reports which Borrower sends to its public stockholders generally, if any, and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc. Borrower shall use its best efforts to promptly cause to be furnished to Lender copies of any such reports or registration statements which are sent or filed by Borrower's direct or indirect parent.

                  (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. To the extent consistent with the provisions of Section 12.6 hereof, Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

                  (e) In addition and not in limitation of any of the financial reports required to be delivered to Lender under Section 7.1 hereof or Lender's right to request such other reports and information from time to time, Borrower shall deliver to Lender, on or prior to the 10th day of the first month of each fiscal quarter, a certificate that all payments required to be made under the Junior Creditor Agreements have been made and that no default or event of default exists under the Junior Creditor Agreements.

                  (f) In addition to and not in limitation of any of the financial reports required to be delivered to Lender under Section 7.1 hereof or Lender's right to request such other reports and information from time to time:
(i) if Borrower has Excess Availability equal to or greater than $20,000,000, Borrower shall deliver to Lender, on or prior to the third (3rd) Business Day of each week, schedules of sales made, credits issued and cash received together with a roll forward and appropriate supporting documentation relating thereto (including, without limitation, at Lender's request, copies of customer statements and credit memos, remittance advices and reports, copies of deposit slips and bank statements, copies of shipping and delivery documents, and copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower); and on or prior to the 10th day of each month, reports on the Borrower's inventory and accounts, together with appropriate supporting documentation relating thereto; and (ii) if Borrower has Excess Availability of less than $20,000,000, Borrower shall deliver to Lender, on a daily basis, schedules of sales made, credits issued and cash received together with a roll forward and appropriate supporting documentation relating thereto (including, without limitation, at Lender's request, copies of customer statements and credit memos, remittance advices and reports, copies of deposit slips and bank statements, copies of shipping and delivery documents, and copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower); and on or prior to the 3rd Business Day of each week, reports on the Borrower's inventory and accounts, together with appropriate supporting documentation relating thereto. Upon the occurrence and during the continuance of an Event of Default, each of the financial reports, schedules and information required to be delivered under this Section 9.6(f) shall be delivered more frequently as Lender shall elect.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Collateral or its or their other material property that is useful and necessary in its or their business to any other Person (except for sales of Inventory in the ordinary course of business) or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

         9.8 ENCUMBRANCES. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, EXCEPT: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or its Subsidiaries and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or in Subsidiaries' business to the extent: (i) such liens secure obligations which are not overdue or (ii) such liens secure claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or its Subsidiaries, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower or its Subsidiaries as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate, in either case securing the cost of the acquisition or improvement thereon, so long as such security interests and mortgages do not apply to any property of Borrower or its Subsidiaries other than the Equipment or real estate so acquired or improved, and the indebtedness secured thereby does not exceed the cost of the acquisition or improvement of such Equipment or real estate, as the case may be; (f) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bond and other similar obligations (exclusive of obligations for the payment of borrowed money); (g) liens and security interests on any asset acquired by Borrower or any of its Subsidiaries after the date hereof if (i) such lien or security interest exists at the time of such acquisition, (ii) such lien or security interest was not created in contemplation of such acquisition, and (iii) such lien or security interest does not extend to or cover any property other than the assets acquired and improvements to such assets; (h) any extension, renewal or replacement, in whole or in part, of any lien, security interest or other encumbrance described in clauses (a), (e), and (g) herein, so long as the amount of collateral or the principal amount of indebtedness so secured is not increased thereby; and (i) the security interests and liens set forth on Schedule 8.4 in the Information Certificate.

         9.9 INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

                  (a) the Obligations;

                  (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower or any of its Subsidiaries and with respect to which adequate reserves have been set aside on its books;

                  (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

                  (d) rental and other payments under operating leases which are not sale and leaseback transactions;

                  (e) subordinated and unsecured indebtedness of Borrower to Epic, which indebtedness as of the date hereof is in the principal amount of $339,031,848, which indebtedness is evidenced by the Epic Note; PROVIDED, THAT:

                           (i) Borrower and Epic will not, directly or
indirectly, until all of the Obligations are finally paid and performed in full and this Agreement is terminated, make any principal, interest or other payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments or any payments pursuant to the purported acceleration thereof, except that Borrower and Epic may make regularly scheduled quarterly payments of interest on the Epic Note in an amount not to exceed $11,310,000 per quarter, PROVIDED, that all such interest payments are made pursuant to the terms of the Epic Note as in effect on the date hereof, on an unaccelerated basis and PROVIDED, FURTHER, that no Event of Default or an event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment;

                           (ii) Borrower and Epic will not, directly or
indirectly, until all of the Obligations are finally paid and performed in full and this Agreement is terminated, (A) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, or (B) amend, modify, alter or change terms of such indebtedness or any agreement or instrument related thereto;

                           (iii) Borrower will furnish to Lender all notices,
demands or other materials concerning such indebtedness, either received by it in connection therewith promptly after receipt thereof, or sent by it in connection therewith concurrently with the sending thereof, as the case may be;

                           (iv) The Epic Loan shall be subordinated to the Loans
hereunder pursuant to the terms and conditions of the Subordination Agreement dated May 24, 1999 executed by Epic in favor of Lender; and

                           (v) Borrower shall cause all monies received by
Trademarks LLC from the sale of the Class B Interest and each mandatory annual distribution of $500,000 made by Trademarks LLC in respect of the Class B Interest, to the extent of legally available funds therefor, to be distributed to Eve or Eve Sub, as the case may be, in respect of its interest in Trademarks LLC and thereafter by Eve Sub and/or Eve to Borrower, directly and/or through successive distributions, as the case may be. In addition, Borrower shall not after the date hereof allow Eve, Eve Sub or any other Subsidiary of Borrower to, directly or indirectly, loan, advance, transfer, contribute or invest any additional money or property to or in Eve Sub or Trademarks LLC; and

                  (f) indebtedness described on Schedule 9.9 to the Information Certificate.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in:
(i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of Borrower or any of its Subsidiaries being the owner thereof or to bearer, and (iii) commercial paper rated A1 or P1; and (c) loans by any Subsidiary of Borrower to Borrower, including, without limitation, loans by Epic to Borrower as provided in Section 9.12(b) below.

         9.11 DIVIDENDS AND REDEMPTIONS. Borrower may declare and pay cash dividends to Brooke Group Holding Inc. on account of any shares of Borrower's common stock, provided that (a) Excess Availability for each of the immediately preceding thirty (30) consecutive days shall have been not less than $5,000,000,
(b) as of the date of such payment and after giving effect thereto, Excess Availability shall be not less than $5,000,000 and (c) as of the date of such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred.

         9.12 TRANSACTIONS WITH AFFILIATES. Subject to Section 9.17 below, Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate, except (a) Borrower may pay royalties to Eve for the use by Borrower of trademarks owned by Eve in accordance with the License Agreement, dated June 30, 1990, between Borrower (formerly known as Liggett & Myers Tobacco Company) and Eve (the "License Agreement") as in effect on March 8, 1994, (b) Borrower may make payments of interest in respect of indebtedness then due and owing to Epic as permitted under Section 9.9(e) hereof; and (c) Borrower may make payments required pursuant to the Tax Sharing Agreement, dated June 29, 1990, between Brooke Group Holding Inc. (formerly known as Liggett Group Inc.), Borrower (formerly known as Liggett & Myers Tobacco Company), Eve, Harrington Holdings, Inc., Sky Box International Inc. (formerly known as Impel Marketing Inc.), Chesterfield Assets Inc. and BGI

Subsidiary Corp., as in effect on March 8, 1994; PROVIDED, THAT, Borrower shall cause Eve to declare and pay a dividend to Borrower (i) no later than ten (10) days after the receipt by Eve of all payments by Borrower to Eve pursuant to the License Agreement, in an amount equal to all such payments minus the aggregate amount of up to $250,000 per calendar year for operating expenses of Eve actually incurred and paid by Eve and (ii) within ten (10) days after the end of each fiscal quarter of Eve, in an amount equal to all of Eve's other earnings and profits, if any, for such fiscal quarter not previously dividended to Borrower; and, FURTHER PROVIDED, THAT Borrower and Epic agree that Borrower shall cause Epic to declare and pay a dividend to Borrower (A) no later than ten
(10) days after the receipt by Epic of all payments by Borrower to Epic pursuant to the Epic Note, in an amount equal to all such payments minus the aggregate amount of up to $250,000 per calendar year for operating expenses of Epic actually incurred and paid by Epic and (B) within ten (10) days after the end of each fiscal quarter of Epic, in an amount equal to all of Epic's other earnings and profits, if any, for such fiscal quarter not previously dividended to Borrower. In addition to the foregoing, no later than ten (10) days after the receipt by Eve, and/or any wholly-owned Subsidiary of Eve, of each distribution in respect of its respective interests in the limited liability company formed pursuant to the Philip Morris Agreement, the Borrower shall cause Eve and/or such wholly-owned Subsidiary of Eve, as the case may be, to declare and pay, to the extent of legally available funds therefor, a dividend, directly and/or through successive dividends, to Borrower in an amount equal to such distribution.

         9.13 WORKING CAPITAL. Borrower shall, at all times, maintain Working Capital which is not less than the negative amount of $17,000,000.

         9.14 ADJUSTED NET WORTH. Borrower shall, at all times, maintain Adjusted Net Worth of not less than Eight Million Dollars ($8,000,000). For the purposes of the calculation of Adjusted Net Worth, any sums included in Adjusted Net Worth under GAAP related to any pension plans of Borrower or any Affiliate shall be excluded from the calculation of Adjusted Net Worth under this Section 9.14.

         9.15 COSTS AND EXPENSES. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage reordering taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this

Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparation for and consultation concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.16 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provision or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

         9.17 CERTAIN PERMITTED TRANSACTIONS. Notwithstanding anything to the contrary contained in Sections 9.7, 9.9, 9.10, 9.11 and 9.12 above, Lender agrees that or consents to, as applicable:

                  (a) Borrower may make dividend payments to Brooke Group Holding Inc. (formerly known as Brooke Group Ltd.) to the extent permitted under
Section 9.11 or Section 9.17(d) hereof;

                  (b) Borrower may make payments and engage in the transactions permitted under clauses (i) and (v) of Section 4.09 of the Indenture, as in effect on March 8, 1994; PROVIDED, THAT at the time of each such payment permitted by the exception contained in clause (i) of Section 4.09 of the Indenture, such payments do not exceed $4,400,000 in the aggregate during any consecutive twelve month period, plus the five (5%) percent per annum increase on the fees of $2,600,000 per annum payable under the Corporate Services Agreement, dated as of January 1, 1992 between Borrower and VGR Holding Inc. (formerly BGLS Inc.) to the extent paid in any such twelve (12) month period by Borrower to VGR Holding Inc. (formerly BGLS Inc.) under said agreement;

                  (c) Borrower may make payments and engage in the transactions permitted under the first paragraph of Section 4.09 of the Indenture, as in effect on March 8, 1994; PROVIDED, that (i) each such transaction is in Borrower's ordinary course of business on prices and terms no less favorable than would have been obtained in an arm's length transaction with a Person not an Affiliate, (ii) Borrower shall provide Lender with written reports, on the tenth (10th) day of each month setting forth the nature and amount of each such transaction for the immediately prior month, including, without limitation, all payments with respect thereto and outstanding indebtedness owed thereunder, (iii) the aggregate indebtedness owed to Borrower in connection with all such transactions outstanding at any time does not exceed $500,000, and (iv) such transaction or series of related transactions does not involve payments or delivery of goods or services by Borrower having a value in excess of $500,000 in each case;

                  (d) Borrower may, on or prior to May 31, 2006, make distributions or pay dividends to VGR Holding, Inc. (formerly BGLS Inc.) in an aggregate amount not to exceed the Twelve Million Dollar VGR Contribution PROVIDED that, with respect to any payment or distribution (i) Lender receives five (5) days prior written notice of any such intended distribution or payment and such written notice specifically designates such payment as a payment in respect of the Twelve Million Dollar VGR Contribution, and (ii) as of the date of such distribution or payment, no Event of Default exists, Borrower is in compliance with all financial covenants as set forth herein and after given effect to each such payment or distribution, Borrower has Excess Availability greater than $0;

                  (e) Borrower may make payments for the purpose of complying with the terms of the Order, PROVIDED THAT the aggregate principal amount of such payments, which shall be used to purchase the bond required to be posted, and fund the escrow payment required to be made, by Borrower under the Order, shall not exceed Nine Million Seven Hundred Twenty Three Thousand Seventy-Seven Dollars ($9,723,077);

                  (f) The VGRH Guarantee, subject to the Subordination Agreement; PROVIDED that in the event that Lender receives a Junior Creditor Notice under the VGRH Guarantee, in addition to Lender's right to establish reserves, from time to time, hereunder, Lender shall have the right, in its sole discretion, to establish a reserve in the amount of $10,000,000;

                  (g) The Medallion Guarantee, subject to the Subordination Agreement, dated April 1, 2002, between Lender, Gary L. Hall, Gary L. Hall Retained Annuity Trust I and Hall Family Trust;

                  (h) Borrower having (i) merged L&M Club Inc., Chesterfield Club, Inc., Gary Tobacco Company, Liggett & Myers Export Company, Inc. and Liggett & Myers International Corporation, with and into Liggett & Myers, Inc.,
(ii) dissolved Liggett Group International Corp. and Cigarette Exporting Company of America, Ltd. and (iii) merged Carolina Tobacco Express Company into Borrower;

                  (i) Borrower having entered into the G.D. Sale/Leaseback. Without limiting the foregoing, Lender agrees that for purposes of Section 9.17(c)(ii) hereof, this consent constitutes the only notice required in respect of the G.D. Sale/Leaseback. In addition, Lender hereby consents, notwithstanding
Section 9.17(c)(iv) hereof, to the rent payable by Borrower to VGR Holding Inc. (formerly BGLS Inc.) pursuant to the G.D. Sale/Leaseback during the period beginning on April 6, 1994 and ending on the termination date of such lease. VGR Holding Inc. (formerly BGLS Inc.) agrees to give Lender not less than one hundred and twenty (120) days prior written notice of any termination of the G.D. Sale/Leaseback (other than the expiration thereof in accordance with its terms) by VGR Holding Inc. (formerly BGLS Inc.) to Borrower prior to March 31, 1997 or, if the date of such termination is extended by Borrower and VGR Holding Inc. (formerly BGLS Inc.), prior to any later termination date;

                  (j) the Maple Transactions subject to compliance to Lender's satisfaction with the following terms and conditions:

                           (i) Borrower shall have guaranteed payment in full to
Lender of the Mebane Loan and all other indebtedness now or hereafter owed by Maple to Lender, including without limitation, principal, interest, fees and expenses (collectively, the "Maple Obligations"), and such guarantee by Borrower in favor of Lender shall be in form and substance satisfactory to Lender.

                           (ii) Maple shall have guaranteed payment in full to
Lender of all of the Obligations, and such guarantee by Maple shall be in form and substance satisfactory to Lender (the "Maple Guarantee").

                           (iii) The first mortgage and lien granted by Maple to
Lender on the Mebane Premises and in the Mebane Lease shall secure all of the Maple Obligations, including, without limitation, the Maple Guarantee.

                           (iv) The Mebane Lease (A) shall be for a period of
not less than seven (7) years with a monthly rental at least equal to the monthly payment of principal and interest due on the Mebane Loan, and (B) shall not be amended, modified or terminated in any material respect without the prior written consent of Lender.

                           (v) The term "Obligor" shall include, without
limitation, Maple until such time as the later of (A) the obligation evidenced by the Mebane Note is satisfied in accordance with its terms or (B) the Maple Guarantee is terminated as provided therein.

                           (vi) The Collateral shall include, without
limitation, Borrower's rights under the Mebane Lease. Lender is authorized (in its discretion) by Borrower and Maple to charge the monthly rental and other sums owed by Borrower to Maple under the Mebane Lease, when due and payable, directly to Borrower's loan account with Lender for the account of Maple and to apply such monthly rentals in payment of the monthly installments of principal and interest due in respect of the Mebane Loan.

                           (vii) Borrower shall not (A) make any loans or
capital contributions to, investments in or guarantees of the debt of Maple except for the loan or capital contribution by Borrower to Maple in an amount not to exceed $2,600,000 to be utilized by Maple to pay to 3C Alliance LLP a portion of the purchase price for the Mebane Premises, (B) permit or cause Maple to amend its Certificate of Formation or its Operating Agreement to allow Maple to be engaged in any other business except for the ownership of the Mebane Premises and (C) permit Maple to incur indebtedness (other than the Maple Obligations) which is other than non-recourse to Maple or Borrower.

                           (viii) Maple shall not (A) distribute any funds to
Borrower, (B) amend its Certificate of Formation or its Operating Agreement to allow Maple to be engaged in any other business except for the ownership of the

Mebane Premises and (C) incur indebtedness (other than the Maple Obligations) which is other than non-recourse to Maple or Borrower.

                           (ix) In the event of a refinance of the Mebane
Premises, Maple shall deliver, in form reasonably satisfactory to Lender, to (A) a mortgagee waiver in favor of Lender and (B) a non-disturbance and attornment agreement in favor of Lender and Borrower;

                  (k) Borrower and Liggett Vector Brands Inc. having entered into the Liggett Agreement;

                  (l) Liggett Vector Brands Inc. and Vector Tobacco Inc. having entered into the Vector Agreements; and

                  (m) Borrower having leased equipment to Vector Tobacco Inc. as provided in the Consent and Amendment to Financing Agreements dated December 20, 2002.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of anyone or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrower fails to pay when due any of the Obligations or (ii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure shall continue for fifteen (15) consecutive days; PROVIDED, THAT such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure to perform the same term, covenant, condition or provision within the immediately prior six (6) month period or (B) an intentional breach by Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Sections 8.4, 9.1 and 9.5 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the Financing Agreements;

                  (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes or terminates any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor or any Subsidiary of Borrower in excess of $500,000 in anyone case or in excess of $1,500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets which has a material adverse effect on Borrower, any Obligor or any of the Collateral;

                  (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor or any Subsidiary of Borrower, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Obligor or any Subsidiary of Borrower becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or admits in writing its inability to generally pay its debts;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or any Subsidiary of Borrower or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor or any Subsidiary of Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or any Subsidiary of Borrower or for all or any part of its property; or

                  (i) any default by Borrower or any Obligor or any Subsidiary of Borrower under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor or any Subsidiary of Borrower under any material contract, lease, license or other obligation to any person other than Lender, which default would have a material adverse effect on Borrower, any Obligor or the Collateral and continues for more than the applicable cure period, if any, with respect thereto;

                  (j) any change in the controlling ownership of Borrower or a "Change of Control" as defined in the Indenture as in effect on March 8, 1994;

                  (k) any change in the chief executive officer or the chief financial officer of Borrower, except if such new chief executive officer has substantial operational managerial experience in the tobacco products industry or such new chief financial officer has substantial financial management experience or such change is otherwise satisfactory to Lender;

                  (l) the (i) indictment or, to Borrower's knowledge, threatened indictment of Borrower or Obligor or any Subsidiary of Borrower under any criminal statute, or (ii) commencement of criminal or civil proceedings or, to Borrower's knowledge, threatened commencement of criminal proceedings against Borrower or any Obligor or any Subsidiary of Borrower, pursuant to which, (A) as to any such proceeding by any governmental agency (which term shall not include for this purpose any Person other than one acting in an official government capacity), the penalties or remedies sought for the acts or omission of Borrower which allegedly are the basis thereof would adversely impair the Collateral in any material respect, including, without limitation, forfeiture of any material portion of the Collateral, or (B) as to any such proceeding by any other Person, in Congress' good faith judgment, such proceedings are reasonably likely to be adversely determined against Borrower and the penalties or remedies sought for the acts or omissions of Borrower which allegedly are the basis thereof, in Congress' good faith judgment, would be reasonably likely to adversely impair the Collateral in any material respect, including without limitation, forfeiture of any material portion of the Collateral;

                  (m) there shall be an event of default under any of the other Financing Agreements;

                  (n) Intentionally Omitted;

                  (o) there shall be a default by VGR Holding, Inc. (formerly BGLS Inc.) or Borrower under the VGRH Transaction;

                  (p) there shall be a default by VGR Acquisition Inc. or Borrower under the Medallion Transaction; and

                  (q) there shall be a default by Maple under the Mebane Loan.

         10.2 REMEDIES.

                  (a) At any time an Event of Default exists or has occurred and is continuing Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and (vii) terminate this Agreement If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either, as Lender shall specify, furnish cash collateral to the issuer to be used to secure and fund Lender's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Letter of Credit Accommodations.

                  (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables that constitute Collateral. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables that constitute Collateral have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables that constitute Collateral directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables that constitute Collateral or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables that constitute Collateral or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND
            CONSENTS; GOVERNING LAW

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

                  (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within the longer of (i) thirty (30) days after such service or (ii) the applicable statutory period of time, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount (of the claim and other relief requested

                  (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR

LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement. or any act. omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation with Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of the party against whom the amendment. modification, waiver or discharge is sought to be enforced Lender shall not. by any act. delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on anyone occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 INDEMNIFICATION. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, except as a result of Lender's own gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1 TERM.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending March 8, 2008 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment and any continuing obligations of Lender to any bank or other financial institution under or pursuant to any Deposit Account Control Agreement. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lenders continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                  (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lenders, upon the effective date of such termination, an early termination fee in the amount equal to:


                    AMOUNT                           PERIOD
                    ------                           ------

              (i)   $500,000              From the date hereof through and
                                          including March 8, 2006
              (ii)  $250,000              From March 9, 2006 through and
                                          including March 7, 2008


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         12.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivered; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, (postage prepaid) return receipt requested, five (5) days after mailing.

         12.3 INTERPRETATIVE PROVISIONS.

                  (a) All terms used herein which are defined in Article 1 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower at any time.

                  (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

         12.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.5 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.6 PARTICIPANT'S RIGHT OF SETOFF. If a Participant shall at any time participate with Lender in the Loans, Letter of Credit Accommodations or other Obligations, Borrower hereby grants to such Participant and such Participant shall have and is hereby given. a continuing right of setoff ill any money, securities and other property of Borrower in the custody or possession of the Participant, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

         12.7 CONFIDENTIALITY.

                  (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Lender, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.7, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

                  (b) In no event shall this Section 12.7 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 12.7 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower, (iii) to require Lender to return any materials furnished by Borrower to Lender or (iv) to prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by the Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.7 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

                  (c) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; PROVIDED, THAT, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Lender thereof. Borrower acknowledges that Lender may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or
Section 301.6112-1, and Lender may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

         12.8 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written; PROVIDED that the parties' entry into and performance under this Agreement shall not amend or affect in any manner any of the consents, approvals or waivers granted by either party prior to the date of this Agreement.

SECTION 13. ACKNOWLEDGMENT AND RESTATEMENT

         13.1 EXISTING OBLIGATIONS. Borrower hereby acknowledges, confirms and agrees that Borrower is indebted to Lender under the Existing Loan Agreement as of the close of business on April 13, 2004 in the aggregate principal amount of $5,029,780, which indebtedness, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         13.2 ACKNOWLEDGMENT OF SECURITY INTEREST. Borrower hereby acknowledges, confirms and agrees that: Lender has and shall continue to have a security interest in, and lien upon, the Collateral of Borrower heretofore granted to Lender pursuant to the Existing Loan Agreement, as well as any Collateral granted hereunder or under the other Financing Agreements or otherwise granted to or held by Lender and the liens and security interests of Lender in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests.

         13.3 EXISTING AGREEMENTS. Borrower hereby acknowledges, confirms and agrees that immediately prior to the effectiveness of this Agreement: the Existing Loan Agreement has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof; the agreements and obligations of Borrower contained in the Existing Loan Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with its terms and Borrower has no valid defense to the enforcement of such obligations except to the extent that enforcement of certain rights and remedies may be limited by the provisions of the United States Bankruptcy Code, as amended from time to time, or other laws affecting the rights of creditors generally; and Lender is entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Loan Agreement.

         13.4 RESTATEMENT

                  (a) Except as otherwise stated in Section 13.2 hereof and this
Section 13.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreement are simultaneously amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements executed and/or delivered on or after the date hereof, EXCEPT THAT nothing herein or in the other Financing Agreements shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of Borrower and any Obligor evidenced by or arising under the Existing Loan Agreement or impair or adversely affect the continuation of the security interests, liens, and other interests in the Collateral heretofore granted, pledged and/or assigned by Borrower or Obligor to Lender.

                  (b) All Obligations of Borrower and each Obligor to Lender that are outstanding and unpaid as of the date hereof pursuant to the Existing

Loan Agreement or the other Financing Agreements shall be deemed Obligations of Borrower and each Obligor pursuant to the terms hereof, and shall constitute and be deemed Loans hereunder.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.


LENDER                                         BORROWER

CONGRESS FINANCIAL CORPORATION                 LIGGETT GROUP INC.

By:      /s/ John Williammee                   By:  /s/ Charles M. Kingan, Jr.
    ---------------------------------             ------------------------------

Title:   Vice President                        Title:   Vice President
      -------------------------------                ---------------------------
Address                                        Chief Executive Office:

1133 Avenue of the Americas                    100 Maple Lane
New York, New York 10036                       Mebane, North Carolina 27302


                                               100 MAPLE LLC

                                               By:   /s/ Charles M. Kingan, Jr.
                                                   -----------------------------

                                               Title:   Manager
                                                     ---------------------------

                                               Chief Executive Office:

                                               100 S.E. Second Street
                                               32nd Floor
                                               Miami, Florida 33131

         CONSENTED AND AGREED TO WITH RESPECT TO SECTIONS 9.9(e)(i), 9.9(e)(ii) AND 9.12 HEREOF:


EPIC HOLDINGS INC.

By:      /s/ Howard M. Lorber
    ------------------------------------

Title:   President
       ---------------------------------

Chief Executive Office:

209A Baynard Building
3411 Silverside Road
Wilmington, Delaware 19810


         CONSENTED AND AGREED TO WITH RESPECT TO SECTION 9.17(i) HEREOF:


VGR HOLDING INC.

By:      /s/ Richard J. Lampen
    ------------------------------------

Title:   Executive Vice President
       ---------------------------------

Chief Executive Office:

100 S.E. Second Street
32nd Floor
Miami, Florida 33134